UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38163	35-2554312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Riverside Dr. Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2021, PetIQ, Inc. (the “Company”) appointed Zvi Glasman as Chief Financial Officer (“CFO”) of the Company, effective January 3, 2022 (the “Effective Date”). John Newland, the Company’s former CFO, will remain with the Company as an executive advisor through March 31, 2022 or, if later, the date on which the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021 is signed, and will then leave the Company as part of the Company’s previously announced transition plan.

Prior to joining the Company, Mr. Glasman held various private and public company CFO positions with his longest tenure at Fox Factory Holdings Corp. (“Fox”), a designer, manufacturer and marketer of high-performance products and systems used primarily on bikes, side-by-side vehicles, ATVs, snowmobiles, motorcycles, automotive, and other off-road and on-road recreational vehicles with international operations. During his twelve year tenure as CFO of Fox, Mr. Glasman was an integral member of the executive team having successfully helped transition the business from a privately-held to a publicly-traded company, executing and integrating five strategic M&A transactions, and consistently aligning the organization to deliver on its stated financial objectives for 25 quarters driving both sales growth and margin expansion. Additionally, Mr. Glasman was CFO of Faraday Future Intelligent Electric Inc., an electric vehicle company, where he successfully contributed to its SPAC merger and public company debut with proceeds of approximately $1.0 billion.

In connection with his appointment to the role of CFO of the Company, on December 6, 2021, the Company entered into an Employment and Non-Competition Agreement with Mr. Glasman (the “Employment Agreement”), which provides for an annual base salary of $525,000 and a term of 12 months, which term will automatically extend for a 12-month period absent notice of termination, and a target bonus equal to 100% of his base annual salary. On December 6, 2021, Mr. Glasman was also granted equity awards consisting of (i) $400,000 of non-qualified stock options and (ii) $800,000 of restricted stock units, vesting on each of the first four anniversaries of the Effective Date. The equity awards were issued pursuant to the Company’s 2017 Omnibus Incentive Plan and the respective award agreements. In the event Mr. Glasman’s employment is terminated by the Company “Without Cause” or Mr. Glasman resigns from the Company for “Good Reason” (each as defined in the Employment Agreement), he will be entitled to receive an amount equal to his then-current annual base salary for a period of 12 months.

The Employment Agreement contains certain restrictive covenants relating to non-competition and non-solicitation of employees, independent contractors, clients, customers or suppliers while employed by the Company and for a period of 12 months following the termination of his employment for any reason.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On January 5, 2022, the Company issued a press release announcing Mr. Glasman’s appointment as CFO of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment and Non-Competition Agreement, dated December 6, 2021, between PetIQ, Inc. and Zvi Glasman

99.1	Press Release, dated January 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.

Dated: January 5, 2022	By	/s/ R. Michael Herrman
	Name:	R. Michael Herrman
	Title:	Executive Vice President, General Counsel and Corporate Secretary